UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                           Bankruptcy or Receivership.

On October 30, 2011, Beacon Power Corporation, a Delaware corporation (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filings, cases nos. 11-13450, 11-13451 and 11-13452, were made by each of the Company, Stephentown Holding, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), and Stephentown Regulation Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“SRS”) (together, the “Bankruptcy Cases”).

The Company, Holdings and SRS continue to operate their respective businesses as debtors-in-possession under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Cases created an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Company:

•                  Department of Energy Loan:  Under the Common Agreement, dated as of August 6, 2010, by and among SRS as Borrower, the Department of Energy as Credit Party and as Loan Servicer, and Midland Loan Services, Inc. as Administrative Agent and Collateral Agent, and related documents including the corporate guaranty of certain obligations of SRS by the Company (collectively, the “DOE Loan Documents”), the credit facility commitment governed by the Common Agreement will be automatically terminated and the Department of Energy-guaranteed loans will immediately mature and become due and payable, without any presentment or other notice of any kind as a result of the filing of the Bankruptcy Cases.  The current principal amount outstanding under the DOE Loan Documents is approximately $39.1 million.

•                  MassDev Loan:  Under the promissory note, dated June 30, 2008, issued by the Company to the Massachusetts Development Finance Agency (“MassDev”) and related security documents (the “MassDev Loan”), the entire unpaid balance under the MassDev Loan, including principal, interest and any other sums which may become due under the MassDev Loan, shall, upon notice from the holder, immediately become due and payable without presentment, further demand or other notice as a result of the filing of the Bankruptcy Cases.  As of June 30, 2011, the amount outstanding under the MassDev Loan was approximately $3.45 million.

•                  Series B Preferred Stock: Under the Certificate of Designations relating to the Company’s outstanding Series B Convertible Preferred Stock, stated value $1,000 per share, issued December 23, 2010, the holder of the Preferred Stock shall have the right to require the Company to redeem all or a portion of the outstanding Preferred Shares at a price per share equal to the sum of (i) the greater of (A) 125% of the Conversion Amount (meaning the sum of the stated value and an additional amount representing accrued and unpaid dividends since the last dividend payment date) and (B) the product of (1) the conversion rate in effect at the time the holder delivers a notice of redemption and (2) the greatest closing sale price of the Company’s common stock during the period immediately preceding the filing of the Bankruptcy Cases and ending on the date the holder delivers a notice of redemption, and (ii) a make-whole amount per share that represents the amount of dividends that would have accrued had the relevant shares of Preferred Stock remained outstanding though their February 1, 2012 maturity date.  As of June 30, 2011, there were 847 shares of Preferred Stock outstanding.

The Company believes that any efforts to enforce the payment or other obligations under these instruments are stayed as a result of the filing of the Bankruptcy Cases in the Bankruptcy Court.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (i) the potential adverse impact of the Bankruptcy Cases on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Bankruptcy Cases; (ii) our ability to maintain adequate liquidity to fund our operations during the Bankruptcy Cases and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the Bankruptcy Cases and complying with the covenants and other terms of our financing agreements; (iii) our ability to obtain court approval with respect to motions in the Bankruptcy Cases prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Bankruptcy Cases and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 Bankruptcy Cases to Chapter 7 cases; (v) those factors identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Bankruptcy Cases.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report on Form 8-K, and which we assume no obligation to update.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: October 31, 2011	By:	/s/ F. William Capp
F. William Capp
Chief Executive Officer